Exhibit 99.1

JDSU ANNOUNCES FISCAL 2006 FOURTH QUARTER

AND YEAR END RESULTS

Milpitas, California, August 30, 2006 – JDSU today reported results for its fourth quarter and year ended June 30, 2006.

GAAP net revenue for the fourth quarter of $318.2 million grew 86% year-over-year, due primarily to 25% growth in the Optical Communications business and the addition of the Communications Test and Measurement segment in August last year. For fiscal year 2006, GAAP net revenue of $1,204.3 million grew 69% from $712.2 million in fiscal 2005.

Fourth quarter GAAP net loss of $(45.8) million compares to a GAAP net loss of $(145.7) million in the year-ago quarter, and to GAAP net income of $3.7 million in the third quarter. For fiscal year 2006, GAAP net loss of $(151.2) improved from a loss of $(261.3) million reported for fiscal 2005. On a per share basis, GAAP net loss for the fourth quarter narrowed from $(0.10) a year ago, to $(0.03), and compares to approximately breakeven in the third quarter. Fiscal 2006 GAAP net loss per share of $(0.09) compares to a GAAP net loss per share of $(0.18) in fiscal 2005.

JDSU delivered its third consecutive quarter of positive non-GAAP earnings before interest, taxes, depreciation and amortization, or EBITDA. For the fourth quarter, non-GAAP EBITDA of $5.5 million compares to a loss of $(19.0) million in the year-ago quarter, and to earnings of $7.9 million in the prior quarter. For fiscal 2006, non-GAAP EBITDA of $17.2 million compares to fiscal 2005’s loss of $(70.5) million.

On a non-GAAP basis, net loss of $(2.1) million compares to a net loss of $(20.5) million in the year-ago quarter, and to a net loss of $(2.8) million in the prior quarter. For fiscal year 2006, non-GAAP net loss of $(23.8) million improved from the net loss of $(86.9) million reported for fiscal 2005. On a per share basis, fourth quarter non-GAAP net income of $(0.00) improved from a net loss of $(0.01) per share a year ago, and compares to a non-GAAP net loss of $(0.00) in the prior quarter. For fiscal 2006, non-GAAP net loss per share of $(0.01) improved from fiscal 2005’s non-GAAP net loss per share of $(0.06).

“Year-over-year revenue growth and improved profitability metrics highlight JDSU’s advancement towards a profitable and sustainable business model,” said Kevin Kennedy, JDSU’s Chief Executive Officer. “We remain committed to further execution of our improvement programs throughout fiscal 2007, while at the same time continuing our investment and innovation in the broadband and optics markets.”

JDSU News Release

Financial Overview – Fiscal 2006 Fourth Quarter Ended June 30, 2006

•	On a non-GAAP basis, revenue for the fourth quarter, which includes $0.4 million of revenue associated with acquisition accounting, was $318.6 million.

•	Optical Communications net revenue grew 4% from the previous quarter, and 25% from the same quarter a year ago. Net revenue of $133.0 million represented 42% of total non-GAAP net revenue.

•	Communications Test and Measurement revenue of $126.3 million was slightly down from last quarter, and represented 39% of total non-GAAP net revenue. This included a partial quarter contribution amounting to approximately 1% of segment revenue associated with the acquisition of Test-Um which closed in May.

•	Net revenue from our newly consolidated Advanced Optical Technologies segment was $36.7 million, or 12% of total non-GAAP net revenue. Reflecting the series of product phase outs in the segment, revenue was down 10% from the previous quarter, and down 24% from the same quarter a year ago.

•	Reported under the heading of ‘All Other’, our Commercial Lasers business reported revenue of $22.6 million, up 10% from the previous quarter, and up 38% from the year-ago quarter. This business represented 7% of total non-GAAP net revenue.

•	Americas’ customers represented 61% of total non-GAAP net revenue. European and Asia-Pacific customers represented 22% and 17% of total non-GAAP net revenue, respectively.

•	GAAP gross margin was 30% of net revenue, and non-GAAP gross margin was 34% of net revenue.

•	GAAP operating expenses were $160.3 million, or 50% of GAAP net revenue. Non-GAAP operating expenses were $118.8 million, or 37% of non-GAAP net revenue.

•	The Company held $1,238.6 million in cash, cash equivalents, short-term investments and restricted cash at the end of the fourth quarter. During the fourth quarter, cash, cash equivalents, short-term investments and restricted cash increased by $391.3 million, which includes proceeds of $415.9 million from our recent convertible note offering.

Business Outlook

For the first quarter of fiscal 2007, ending September 30, 2006, the Company expects revenue of $312 to $328 million.

Conference Call

The Company will discuss these results and other related matters at 2:00 p.m. Pacific Time on August 30, 2006 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

JDSU News Release

About JDSU

JDSU (NASDAQ: JDSU; and TSX: JDU) is committed to enabling broadband & optical innovation in the communications, commercial and consumer markets. JDSU is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. Furthermore, JDSU is a leading provider of innovative optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. More information is available at www.jdsu.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any anticipation or guidance as to the amount of future revenue or the likelihood, timing or amount of expected profitability improvements; and (ii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (i) the Company’s ability to predict future financial performance continues to be difficult, as among other things, visibility remains limited, we are experiencing significant quarter over quarter fluctuations in product mix, average selling prices continue to decline across our product portfolio, our customer base is consolidating, we continue to experience execution challenges which limit our revenue and impair our profitability, we are currently engaged in various product and manufacturing transfers, site consolidations and product discontinuances, and we are experiencing some near-term compliance challenges related to new European environmental requirements, such as RoHS; (ii) the Company’s cost improvement efforts may not be successful in achieving their expected benefits (including, among other things, cost structure, gross margin and other profitability improvements), due to, among other things, shifts in product mix, selling price pressures, costs and delays related to product transfers to lower cost manufacturing locations and associated facility closures, costs and delays associated with facility and asset divestitures, and execution concerns; and (iii) ongoing efforts to design and introduce products that meet customers’ future needs and to manufacture such products at competitive costs, and with acceptable quality, volumes and profitability, may not be successful.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the Securities and Exchange Commission, as well as in other filings on Forms 10-Q and 10-K. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

JDSU News Release

Contact Information

Investors: Jacquie Ross, 408-546-4445 or investor.relations@jdsu.com

Press: Kathleen Greene, 408-546-5852 or kathleen.greene@jdsu.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA FOLLOWS-

JDSU News Release

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Net revenue	$318.2	$170.9	$1,204.3	$712.2
Cost of sales	212.6	142.8	827.4	586.6
Amortization of acquired developed technology	9.9	3.7	36.4	13.4

Gross profit	95.7	24.4	340.5	112.2

Operating expenses:
Research and development	39.8	22.3	155.5	93.7
Selling, general and administrative	83.4	38.6	325.3	157.3
Amortization expense	6.7	1.8	24.4	6.4
In-process R&D	0.3	1.1	20.3	1.1
Reduction of goodwill	22.4	53.7	22.4	53.7
Reduction in intangibles and long-lived assets	1.2	24.7	5.6	31.6
Restructuring charges	6.5	7.6	35.0	18.2

Total operating expenses	160.3	149.8	588.5	362.0

Loss from operations	(64.6)	(125.4)	(248.0)	(249.8)
Interest and other income, net	10.4	(22.1)	27.7	(8.9)
Gain on sale of investments	0.4	15.7	73.2	20.0
Loss on equity investments	—	(3.2)	(0.3)	(6.7)
Reduction in fair value of investments	(1.3)	(0.8)	(4.2)	(9.2)

Loss before income taxes (benefit)	(55.1)	(135.8)	(151.6)	(254.6)
Income tax expense (benefit)	(9.3)	9.9	(0.4)	6.7

Net loss	$(45.8)	$(145.7)	$(151.2)	$(261.3)

Loss per share - basic and diluted	$(0.03)	$(0.10)	$(0.09)	$(0.18)

Shares used in per-share calculation—basic and diluted	1,684.9	1,448.2	1,649.9	1,445.4

JDSU News Release

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	June 30, 2006	June 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$364.9	$506.7
Short-term investments	857.3	793.3
Resticted Cash	16.4	4.5
Accounts receivable, net	232.3	102.3
Inventories, net	202.2	97.4
Net taxes	23.9	7.7
Other current assets	108.0	79.8

Total current assets	1,805.0	1,591.7
Property, plant and equipment, net	201.2	162.1
Deferred income taxes	2.3	4.0
Goodwill	656.7	190.2
Other intangibles, net	362.0	94.9
Long-term investments	10.8	29.2
Other assets	27.0	17.8

Total assets	$3,065.0	$2,089.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$126.6	$75.1
Accrued payroll and related expenses	60.6	30.5
Income taxes payable	81.2	27.9
Deferred income taxes	—	4.3
Restructuring accrual	19.8	23.0
Warranty accrual	11.5	7.3
Other current liabilities	122.6	72.7

Total current liabilities	422.3	240.8

Long-term debt	900.0	475.4
Other non-current liabilities	159.1	44.0

Total stockholders’ equity	1,583.6	1,329.7

Total liabilities and stockholders’ equity	$3,065.0	$2,089.9

JDSU News Release

JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Net revenue:
Optical Communications	$133.0	$106.3	$470.5	$422.2
Communications Test and Measurement	126.3	—	494.5	—
Advanced Optical Technologies	36.7	48.2	162.8	231.0
All Other	22.6	16.4	80.5	59.0
Deferred revenue related to purchase accounting adjustment	(0.4)	—	(4.0)	—

Net revenue	$318.2	$170.9	$1,204.3	$712.2

Operating income (loss):
Optical Communications	$(1.9)	$(7.3)	$(26.6)	$(36.0)
Communications Test and Measurement	9.3	—	70.7	—
Advanced Optical Technologies	8.8	6.4	36.2	28.0
All Other	0.7	(4.4)	—	(4.1)
Corporate	(27.6)	(23.8)	(120.5)	(99.8)

Total segment operating income (loss)	(10.7)	(29.1)	(40.2)	(111.9)
Unallocated amounts:
Stock based compensation	(4.3)	(0.7)	(15.0)	(0.7)
Acquisition-related charges and amortization of intangibles	(17.6)	(7.7)	(124.0)	(22.0)
Reduction of other long-lived assets	(23.6)	(78.5)	(28.0)	(85.3)
Restructuring charges	(6.5)	(7.6)	(35.0)	(18.2)
Other realignment charges	(1.9)	(1.8)	(5.8)	(11.7)
Interest and other, net	10.4	(22.1)	27.7	(8.9)
Gain on sale of investments	0.4	15.7	73.2	20.0
Reduction in fair value of investments	(1.3)	(0.8)	(4.2)	(9.2)
Gain (loss) on equity method investments	—	(3.2)	(0.3)	(6.7)

Loss before income taxes	$(55.1)	$(135.8)	$(151.6)	$(254.6)

JDSU News Release

Use of Non-GAAP Financial Measures

The Company provides non-GAAP gross margin, non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA financial measures as supplemental information regarding the Company’s operational performance. The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance. The Company believes its “core operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing, stock-based compensation expense and non-cash activities, that management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management. The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Restructuring Activities

Cost of goods sold, costs of research and development and costs of selling, general and administrative related to restructuring events: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses primarily due to additional depreciation from changes in estimated useful life and the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, workforce related charges such as retention bonuses and employee relocation costs related to a formal restructuring plan, building costs for facilities not required for ongoing operations, and costs related to the relocation of certain facilities and equipment from buildings which the Company has disposed of or plans to dispose. The Company excludes these items, for the purposes of calculating non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that these items do not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

JDSU News Release

Restructuring expense primarily due to severance, lease and manufacturing costs: The Company has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. The Company excludes these items, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Investment Activities

Gain or loss on sale of available for-sale investments and reduction in the fair value of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business does not include making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the ongoing core business and operating performance of the Company. The Company excludes these items, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of the Company’s core operating performance.

Gain or loss on equity method investments: The Company records gains or losses on its equity investments based on our pro-rata share of gains or the net losses of the investment. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business is not making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the timing and magnitude of gains or losses are unpredictable, as they are inherently based on the performance of the third party subject of a particular investment. Gains and losses in equity investments are unpredictable, and are primarily dependent on the financial performance of the company in which we have our investment. The Company excludes these items, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of its core operating performance.

Stock-based compensation expense: Non-GAAP net income (loss) and net income (loss) per share excludes stock-based compensation expense under SFAS 123R for fiscal 2006, and under APB 25 for earlier comparative periods. The Company excludes this item, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-

JDSU News Release

GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes this GAAP measure is not indicative of its core operating performance.

Non-Cash Activities

Amortization of intangibles from acquisitions: The Company incurs amortization of intangibles, included in its GAAP presentation of gross profit and operating expense, related to the various acquisitions it has made. Management excludes these items, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its core operating expenses and performance.

Reduction of goodwill and other long-lived assets: The Company incurs costs, included in its GAAP presentation of operating expense, related to the reduction of the carrying value of goodwill and other long-lived assets primarily related to SFAS 142 and SFAS 144 adjustments, respectively. SFAS 142 and SFAS 144 adjustments typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Accordingly, SFAS 142 and SFAS 144 related asset value reductions are non-recurring and generally unpredictable. The Company believes that eliminating this item, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, is useful to investors. We believe this non-GAAP adjustment will assist investors to compare current versus past performance. The Company’s historical adjustments to the carrying value of certain of its assets under SFAS 142 and SFAS 144, as well as the methodology used by the Company in assessing the same, are more particularly described in its quarterly reports on form 10-Q and annual reports on Form 10-K.

Interest, taxes, and depreciation expense: The Company incurs depreciation expense in its operating results. The Company’s calculation of non-GAAP EBITDA excludes items as a result of interest, taxes, depreciation and amortization. Management believes non-GAAP EBITDA is indicative of the Company’s core operational cash flow.

Acquired In-Process Research and Development: The Company recorded charges for acquired in-process research and development, included in its GAAP presentation of operating expense, in connection with its acquisitions. These amounts were expensed on the acquisition dates as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of businesses, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. The Company believes that eliminating this expense, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, is useful to investors.

JDSU News Release

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP gross margin is gross margin. The GAAP measure most directly comparable to non-GAAP operating expense is operating expense. The GAAP measure most directly comparable to non-GAAP net loss is net loss. The GAAP measure most directly comparable to non-GAAP net loss per share is net loss per share. The GAAP measure most directly comparable to non-GAAP EBITDA is loss from operations. The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance. A reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

The following table reconciles the non-GAAP gross margin, operating expense, net loss, net loss per share, and EBITDA financial measures to GAAP (in millions, except per share amounts):

JDSU News Release

	Three Months Ended June 30, 2006				Three Months Ended June 30, 2005
	Gross Profit	Operating Expense	Net Loss	EBITDA	Gross Profit	Operating Expense	Net Loss	EBITDA
Non-GAAP	$108.1	$118.8	$(2.1)	$5.5	$30.1	$59.2	$(20.5)	$(19.0)
Cost of goods sold related to restructuring events	—		—	—	(1.9)		(1.9)	(1.9)
Cost of goods sold related to acquisition activities	(1.5)		(1.5)	(1.5)
Cost of goods sold related to stock based compensation expense	(1.0)		(1.0)	(1.0)	(0.1)		(0.1)	(0.1)
Costs of research and development related to non-recurring events		0.6	(0.6)	(0.6)			—	—
Costs of research and development related to stock based compensation expense		1.0	(1.0)	(1.0)		0.1	(0.1)	(0.1)
Costs of selling, general and administrative related to non-recurring events		0.5	(0.5)	(0.5)		1.1	(1.1)	(1.1)
Costs of selling, general and administrative related to stock based compensation expense		2.3	(2.3)	(2.3)		0.5	(0.5)	(0.5)
Amortization of acquired developed technologies	(9.9)		(9.9)		(3.7)		(3.7)
Amortization of intangibles from acquisitions		6.7	(6.7)			1.8	(1.8)
Reduction of goodwill		22.4	(22.4)	(22.4)		53.7	(53.7)	(53.7)
Reduction in Intangibles and other Long Lived Assets		1.2	(1.2)	(1.2)		24.7	(24.7)	(24.7)
Acquired In-process R&D		0.3	(0.3)	(0.3)		1.1	(1.1)	(1.1)
Restructuring expense primarily due to severance and lease costs		6.5	(6.5)	(6.5)		7.6	(7.6)	(7.6)
Interest and other income			0.8				(29.8)
Gain or loss on sale of available for sale investments			0.4				15.7
Gain or loss on equity method investments							(3.2)
Reduction in the fair value of investments			(1.3)				(0.8)
Income tax expense			10.3				(10.8)

GAAP	$95.7	$160.3	$(45.8)	$(31.8)	$24.4	$149.8	$(145.7)	$(109.8)

Non-GAAP loss per share			$(0.00)				$(0.01)

GAAP loss per share			$(0.03)				$(0.10)

Shares used in per-share calculation - basic and diluted			1684.9				1448.2

	Twelve Months Ended June 30, 2006				Twelve Months Ended June 30, 2005
	Gross Profit	Operating Expense	Net Loss	EBITDA	Gross Profit	Operating Expense	Net Loss	EBITDA
Non-GAAP	$422.8	$463.0	$(23.8)	$17.2	$131.4	$243.3	$(86.9)	$(70.5)
Cost of goods sold related to restructuring events	—		—	—	(5.7)		(5.7)	(5.7)
Cost of goods sold related to acquisition activities	(42.6)		(42.6)	(42.6)
Cost of goods sold related to stock based compensation expense	(3.3)		(3.3)	(3.3)	(0.1)		(0.1)	(0.1)
Costs of research and development related to non-recurring events		1.9	(1.9)	(1.9)		0.3	(0.3)	(0.3)
Costs of research and development related to stock based compensation expense		3.7	(3.7)	(3.7)		0.1	(0.1)	(0.1)
Costs of selling, general and administrative related to non-recurring events		4.3	(4.3)	(4.3)		6.8	(6.8)	(6.8)
Costs of selling, general and administrative related to stock based compensation expense		7.9	(7.9)	(7.9)		0.5	(0.5)	(0.5)
Amortization of acquired developed technologies	(36.4)		(36.4)		(13.4)		(13.4)
Amortization of intangibles from acquisitions		24.4	(24.4)			6.4	(6.4)
Reduction of goodwill		22.4	(22.4)	(22.4)		53.7	(53.7)	(53.7)
Reduction in Intangibles and other Long Lived Assets		5.6	(5.6)	(5.6)		31.6	(31.6)	(31.6)
Acquired In-process R&D		20.3	(20.3)	(20.3)		1.1	(1.1)	(1.1)
Restructuring expense primarily due to severance and lease costs		35.0	(35.0)	(35.0)		18.2	(18.2)	(18.2)
Interest and other income			2.4				(29.8)
Gain or loss on sale of available for sale investments			73.2				20.0
Gain or loss on equity method investments			(0.3)				(6.7)
Reduction in the fair value of investments			(4.2)				(9.2)
Income tax expense			9.3				(10.8)

GAAP	$340.5	$588.5	$(151.2)	$(129.8)	$112.2	$362.0	$(261.3)	$(188.6)

Non-GAAP loss per share			$(0.01)				$(0.06)

GAAP loss per share			$(0.09)				$(0.18)

Shares used in per-share calculation - basic and diluted			1649.9				1445.4